                                                                     EXHIBIT 4.4


                             WARRANT CERTIFICATE FOR
                             PURCHASE OF COMMON STOCK
                    VOID AFTER 5:00 P.M. -- ON JUNE 15, 2004


     NUMBER      [VIDEO NETWORK COMMUNICATIONS, INC. LOGO]          WARRANTS

VNCIW

                    VIDEO NETWORK COMMUNICATIONS, INC.         CUSIP 92656N 11 1


THIS CERTIFIES THAT, for value received


, or registered assigns, ("Registered Holder") is the owner of the number of warrants ("Warrants") specified above. Each Warrant initially entitles the Registered Holder to purchase, subject to the terms and conditions set forth in this Certificate and in the Warrant Agreement (as hereinafter defined), one fully paid and nonassessable share (subject to adjustment as hereinafter provided) of the Common Stock, par value $.01 per share ("Common Stock"), of Objective Communications, Inc., a Delaware corporation ("Company"), at any time commencing June 15, 2000, and before the Expiration Date (as hereinafter defined) upon the presentation and surrender of this Warrant Certificate with the Subscription Form on the reverse hereof duly executed, at the office of Continental Stock Transfer & Trust Company, as warrant agent, or its successor ("Warrant Agent") accompanied by payment of the $4.00 ("Purchase Price") per Warrant, subject to adjustment as hereinafter provided, in lawful money of the United States in cash, or by good certified or official bank check payable to the order of the Company.

       This Warrant Certificate and each Warrant represented hereby are issued pursuant to and are subject in all respects to the terms set forth in the Warrant Agreement ("Warrant Agreement") dated as of June 15, 1999, by and between the Company and the Warrant Agent, to all the terms and provisions of which the Registered Holder, by acceptance of this Warrant Certificate, hereby assents. In the event of certain contingencies provided for in the Warrant Agreement, the Purchase Price and the number of shares of Common Stock subject to purchase upon the exercise of each Warrant represented hereby are subject to modification or adjustment. Reference is made to the Warrant Agreement for a more complete statement of the rights and limitations of the rights of the Registered Holder hereof, the rights and duties of the Warrant Agent and the rights and obligations of the Company thereunder. Copies of the Warrant Agreement are on file at the corporate trust office of the Warrant Agent.

       The term "Expiration Date" shall mean 5:00 p.m. (New York time) on June 15, 2004, or such earlier date as the Warrant shall be redeemed. If such date shall in the State of New York be a holiday or a day on which the banks are authorized to close, then the Expiration Date shall mean 5:00 p.m. (New York time) the next following day which in the State of New York is not a holiday or a day on which banks are authorized to close.

       Each Warrant represented hereby is exercisable at the option of the Registered Holder. The Company shall not be required upon the exercise of the Warrants represented hereby to issue any fractions of shares, but shall make an adjustment therefor in cash on the basis of the market value of any such fractional interest (computed as provided in the Warrant Agreement). In case this Warrant is exercised with respect to less than all of such shares, a new Warrant certificate or certificates will be issued on such surrender for the number of Warrants represented hereby which were not so exercised. Prior to the exercise of any Warrant represented hereby, the holder shall not be entitled to any rights of a stockholder of the Company, including without limitation the right to vote or to receive dividends or other distributions, and shall not be entitled to receive any notice of any proceedings of the Company except as provided in said Warrant Agreement. Prior to the due presentment for registration of transfer of this Warrant Certificate, the Company and the Warrant Agent may deem and treat the Registered Holder as the absolute owner hereof and of each Warrant represented hereby (notwithstanding any notation of ownership or other writing hereon made by anyone other than a duly authorized officer of the Company or the Warrant Agent), for all purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

       This Warrant Certificate is exchangeable, upon the surrender hereof by the Registered Holder at the corporate office of the Warrant Agent, for a new Warrant Certificate, or Warrant Certificates of like tenor representing an equal aggregate number of Warrants, each of such new Warrant Certificates to represent such number of Warrants as shall be designated by such Registered Holder at the time of such surrender.

       Upon due presentment together with any tax or other governmental charge imposed in connection therewith, for registration of transfer of this Warrant Certificate at such office, a new Warrant Certificate or Warrant Certificates representing an equal number of Warrants will be issued to the transferee in exchange therefor, subject to the limitations provided in the Warrant Agreement.

       The Company shall not be obligated to deliver any securities pursuant to the exercise of any Warrant unless a registration statement under the Securities Act of 1933 with respect to such securities is effective. The Company has covenanted and agreed that it will file a registration statement or a post-effective amendment to its existing registration statement and will use its best efforts to cause the same to become effective, until expiration of the Warrants in accordance with the provisions of the Warrant Agreement. The Warrants represented hereby shall not be exercisable by a Registered Holder in any state where such exercise would be unlawful.

       The Warrants may be redeemed at the option of the Company in whole at any time or in part from time to time, after the Warrants become exercisable and prior to their expiration, by paying in cash, or certified or bank check, therefor $.01 per Warrant upon at least thirty (30) days' written notice mailed to the Registered Holders at any time, if the last sale price of the Common Stock has been at least 200% of the then effective exercise price of the Warrants for the twenty (20) consecutive trading days ending on the third day prior to the date on which the notice of redemption is given. Each Warrant not exercised on or before the date called for in such notice shall become void, and all rights thereunder shall terminate.

       If this Warrant shall be surrendered for exercise within any period during which the transfer books for Common Stock or other securities purchasable upon the exercise of this Warrant are closed for any purpose, the Company shall not be required to make delivery of certificates for the securities purchasable upon such exercise until the date of the reopening of said transfer books.

       The Company has agreed to pay a fee of 5% of the Purchase Price to Southeast Research Partners, Inc., upon certain conditions as specified in the Warrant Agreement upon the exercise of any Warrants represented hereby.

       This Warrant Certificate and each Warrant represented hereby shall be construed in accordance with and governed by the laws of the State of New York.

       This Warrant Certificate shall not be valid unless countersigned by the Warrant Agent.

       IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed, manually or in facsimile by two of its officers thereunto duly authorized and a facsimile of its corporate seal to be imprinted herein.

Dated:   SPECIMEN


COUNTERSIGNED:
       CONTINENTAL STOCK TRANSFER & TRUST COMPANY
                (NEW YORK, N.Y.)           WARRANT AGENT

By:

                                      AUTHORIZED OFFICER


==============================================
                STICKER

THE WARRANTS REPRESENTED BY THIS CERTIFICATE
ARE SUBJECT TO THE TERMS AND CONDITIONS
SET FORTH IN THIS CERTIFICATE, THE
WARRANT AGREEMENT AND THE FIRST AMENDMENT
TO THE WARRANT AGREEMENT AMONG THE COMPANY,
THE WARRANT AGENT AND EARLYBIRDCAPITAL, INC.
THE WARRANTS ARE SUBJECT TO CERTAIN
ADDITIONAL TERMS AND CONDITIONS SET FORTH
IN THE SUBSCRIPTION AGREEMENT/INVESTOR
INFORMATION STATEMENT, INCLUDING, AMONG
OTHERS, THE CONDITION THAT THE WARRANTS
REPRESENTED HEREBY MAY NOT BE EXERCISED
UNTIL ____________, 2001 [THE DATE THAT IS
ONE DAY FOLLOWING THE SIX-MONTH ANNIVERSARY
OF THE DATE OF CLOSING OF THE OFFERING]. IN
SEPTEMBER 1999, THE COMPANY CHANGED ITS NAME
FROM OBJECTIVE COMMUNICATIONS, INC. TO VIDEO
NETWORK COMMUNICATIONS, INC. AND THE CUSIP NO.
FROM 674421 14 4 TO 92656N 11 1.
==============================================


VIDEO NETWORK COMMUNICATIONS, INC.

       By:      /s/ JAMES F. BUNKER



       ATTEST:      PRESIDENT AND CHIEF EXECUTIVE OFFICER
       By:     /s/ ROBERT EMERY

                                         SECRETARY


                       VIDEO NETWORK COMMUNICATIONS, INC.

                                  PURCHASE FORM
                                 TO BE EXECUTED
                      UPON EXERCISE OF WARRANT CERTIFICATE

     TO: Continental Stock Transfer & Trust Company
         2 Broadway
         New York, New York 10004

   The undersigned hereby exercises, according to the terms and conditions thereof, the right to purchase _________ Shares of Common Stock, evidenced by the within Warrant Certificate, and herewith makes a payment of the purchase price in full.

NAME:
     -------------------------------     ---------------------------------------
                                         PAYMENT ENCLOSED
ADDRESS:
        ----------------------------     ---------------------------------------
                                         SOCIAL SECURITY NO. of Warrant Holder

--------------------------------------------------------------------------------

   The undersigned represents that the exercise of the within Warrant was solicited by Southeast Research Partners, Inc. or its assignee. If not solicited by Southeast Research Partners, Inc., or its assignee, please write
"unsolicited" in the space below. Unless otherwise indicated it will be assumed that the exercise was solicited by Southeast Research Partners, Inc. or its assignee.

                                         --------------------------------------
                                         (Write "Unsolicited" on above line
                                         if not solicited by Southeast Research
                                         Partners, Inc. or its assignee.)


DATED:                                  SIGNATURE:
       -----------------------------               -----------------------------




                                  TRANSFER FORM


   For value received _______________ hereby sells, assigns and transfers unto

________________________________________________________________________________

(______________) Warrants to purchase Shares of Common Stock represented by the within Warrant Certificate and does hereby irrevocably constitute and appoint

________________________________________________________________________________

___________________________ Attorney to transfer such Warrants on the books of the within named Company with full power of substitution in the premises.

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
DATED:
       --------------------------------------


                                                       Notice:
                                                               --------------------------------
                                                               The signature to this assignment
                                                               must correspond with the name as
                                                               written upon the face of this
                                                               Certificate in every particular.


---------------------------------------------
     Social Security Number of Assignee
        or other identifying number





Signature(s) Guaranteed:



-------------------------------------------
THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN
ELIGIBLE GUARANTOR INSTITUTION (BANKS,
STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS
AND CREDIT UNIONS WITH MEMBERSHIP IN AN
APPROVED SIGNATURE GUARANTEE MEDALLION
PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.